Exhibit 10.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (D) or (E) ABOVE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL AND/OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

$5,000,000 SECURED CONVERTIBLE NOTE

PURADIGM, LLC

DUE: May 14, 2023

Original Issue Date: May 14, 2021	US$5,000,000.00

Article I.

Section 1.01 Principal and Interest. `

(a) FOR VALUE RECEIVED, Puradigm, LLC, a Nevada limited liability company (the “Borrower”) hereby promises to pay to the order of DSS PureAir, Inc., a Texas corporation (together with its successors and assigns, the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million 00/100 Dollars ($5,000,000.00) (the “Maximum Principal Amount”), or such amounts as may be advanced from time to time by Holder to or for the account of the Borrower under this Note (each such amount being an “Advance” and more than one such amounts being “Advances”), with such principal amounts and accrued interest to be due on May 14, 2023 (the “Maturity Date”), subject to earlier conversion of this Note as provided herein. The Borrower authorizes and appoints the Holder to enter each borrowing and repayment of principal under this Note on Schedule A without any further authorization on the part of the Borrower or any endorser or guarantor of this Note, and to the extent interest is not paid when due, the Holder is authorized and directed to enter the amount of such interest as an additional borrowing of principal under this Note on the Schedule A, and the Borrower agrees that such entries shall be conclusive evidence of the principal balance due under this Note at any time, absent manifest error. The Holder’s failure to make an entry, however, shall not limit or otherwise affect the obligations of the Borrower or any endorser or guarantor of this Note.

(b) Advances; Advance Requests; Advance Form.

(i) Subject to the terms and conditions of the Purchase Agreement, Holder shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to Holder of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Purchase Agreement as Exhibit A thereto (each such request being an “Advance Request”), completed as prescribed in the Purchase Agreement; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the Maximum Principal Amount.

(ii) To be effective, an Advance Request must be received by Holder on or before the third Business Day before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(iii) The Borrower hereby agrees that Holder, for its purposes, may consider any Advance Request approved by or on behalf of the authorized officers of the Borrower and delivered to Holder in accordance with the terms of the Purchase Agreement to be an accurate representation of the Borrower’s request for an Advance under this Note and the Borrower’s approval of that Advance Request

(c) Interest Rate: Interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due. Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 360 days. The interest rate applicable to each Advance shall bear interest at six and sixty-five hundredths percent (6.65%) per annum.

(d) Maximum Lawful Interest: The term “Maximum Lawful Rate” means the maximum rate of interest and the term “Maximum Lawful Amount” means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by this Note. If applicable state or federal law does not permit a higher interest rate, the “weekly ceiling” (as defined in Chapter 303 of the Texas Finance Code) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Lawful Rate in effect from time to time during the term of this Note. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the interest rate ceiling is increased by statute or other governmental action subsequent to the date of this Note, then the new interest rate ceiling shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

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(e) Spreading of Interest: Holder does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Holder and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Holder, with respect to the loan of money evidenced by this Note, shall be spread, prorated or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Holder prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

(f) Excess Interest: At Maturity or on earlier final payment of this Note, Holder shall compute the total amount of interest that has been contracted for, charged or received by Holder or payable by Borrower under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Holder. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Holder or payable by Borrower exceeds the Maximum Lawful Amount, then Holder shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Holder so that under no circumstances shall the total interest contracted for, charged or received by Holder exceed the Maximum Lawful Amount.

(g) Interest After Default: At Holder’s option, and to the extent permitted by applicable law, the unpaid principal balance shall bear interest after default and after maturity (whether by acceleration or otherwise) at the Default Interest Rate. The “Default Interest Rate” shall be, at Holder’s option, a) eighteen percent (18%) per annum, or b) such lesser rate of interest as Holder in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by Holder to exceed the Maximum Lawful Amount.

(h) Daily Computation of Interest: To the extent permitted by applicable law, Holder at its option may either c) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or d) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be). If this Note calls for monthly or quarterly payments, Holder at its option may determine the payment amount based on the assumption that each year has only 360 days and each month has 30 days. In no event shall Holder compute the interest in a manner that would cause Holder to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.

(i) Except as otherwise set forth in this Note, the Borrower may prepay any portion of the principal amount of this Note any time following but not prior to the one year anniversary of the Original Issue Date (the “Prepayment Period”). During the Prepayment Period, the Borrower shall have the right to prepay this Note in whole or in part at any time for cash on 10 business days’ written notice, subject to the right of Holder to convert this Note in accordance with Section 1.03. The Borrower shall honor any Conversion Notice (as defined in Section 1.03) delivered by the Holder up to 10 business days following the notice of prepayment.

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Section 1.02 Reference to Certain Agreements. The obligations of the Borrower under this Note are secured pursuant to the Security Agreement of even date herewith (“Security Agreement”) among the Borrower and the Holder. In addition, this Note is the “Note” referred to in, and entitled to the benefits of, the Securities Purchase Agreement dated as of even date herewith, made by and among Holder and the Borrower (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Purchase Agreement”).

Section 1.03 Optional Conversion. At any time, before or after the occurrence of an Event of Default, the Holder shall be entitled, at its option, to convert all, or a portion of all, of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, into a number of newly issued membership units of the Borrower (the “Borrower Securities”), with the Maximum Principal Amount and all outstanding interest equal to eighteen percent (18%) of the total number of Borrower Securities that will be outstanding upon such conversion, calculated on a fully-diluted basis, giving effect to the exercise, exchange or conversion of all options, warrants, convertible debt and any other securities or instruments exercisable or exchangeable for or convertible into Borrower Securities, whether or not then vest or immediately exercisable or exchangeable for or convertible. Any partial conversion shall use the same eighteen percent (18%) ratio and percentage based on the amount of the outstanding principal amount being converted as compared to Maximum Principal Amount. The Membership Units issuable from time to time by the Borrower upon a conversion hereunder are referred to herein as the “Conversion Units.” Upon any conversion pursuant to this Note, Holder shall execute a joinder to the Borrower’s Operating Agreement, or any similar successor document to the Operating Agreement, and shall hold the Conversion Units subject to all the terms and conditions of the Operating Agreement, except for the express exceptions to same set forth in the Transaction Documents

In the event the Borrower changes it corporate structure to a corporation than all references in this Note to units and membership units shall be deemed to mean to shares.

The Borrower shall provide to the Holder in writing from time to time promptly upon request a calculation of the then number of Conversion Units in a format in in detail reasonably satisfactory to the Holder, provided that any error in such calculation by the Borrower shall not limit or otherwise affect the obligations of the Borrower or any endorser or guarantor of this Note.

To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit B to this Note, with appropriate insertions (the “Conversion Notice”), to the Borrower at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

The Borrower shall deliver, or cause to be delivered, a certificate or certificates representing the Conversion Units, registered in the name of the Holder, to the address specified in the Conversion Notice, within five (5) business days after the Conversion Date. The Holder shall be deemed to be the holder of record of the Conversion Units for all purposes as of the Conversion Date.

Section 1.04 Reservation of Borrower Securities. The Borrower shall reserve and keep available solely for the purpose of conversion of this Note that number of Borrower Securities to which this Note is convertible from time to time.

Section 1.05 Absolute Obligation/Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the unpaid principal of this Note and accrued but unpaid interest thereon, at the time, place and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrower.

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Section 1.06 Different Denominations. This Note is exchangeable for an equal aggregate unpaid principal amount of Notes of like tenor of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 1.07 Use of Note Proceeds. The Company’s use of proceeds from this Note is subject to the restrictions set forth in the Purchase Agreement.

Section 1.08 Events of Default. Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a)	failure by the Borrower to pay any principal or interest amount due hereunder when due;

(b)	failure by the Borrower to issue and deliver certificates representing the appropriate number of Conversion Units to the Holder within five (5) business days after the Conversion Date set forth in a Conversion Notice from Holder; provided, however, that Holder’s refusal to sign Borrower’s Operating Agreement or similar successor agreement in order to receive the Conversion Units shall not give rise to an Event of Default;

(c)	a default shall occur and be continuing under the Security Agreement after any time provided therein for curing the same shall have expired, or the Security Agreement shall fail to remain in full force and effect or to create a valid and perfected first priority security interest in and to the Collateral (as defined therein) (subject to the conditions and exceptions provided therein), or any action shall be taken to discontinue the Security Agreement or to assert the invalidity thereof;

(d)	the Borrower shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization based on any insolvency of Borrower, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization based on insolvency, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any applicable law cited in subsection 1.08(d)(4), or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

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(e)	any case, proceeding or other action shall be commenced against the Borrower for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 1.08(d) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Borrower, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Borrower, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days; or

(f)	any default, whether in whole or in part, shall occur in the due observance or performance of any other material obligations or covenants, terms or provisions to be performed under this Note which is not cured by the Borrower within ten (10) days after receipt of written notice thereof.

Section 1.09 If any Event of Default specified in clauses (d) or (e) of Section 1.08 occurs, the full unpaid principal amount of this Note, together with any interest and other amounts owing in respect hereof, shall become immediately due and payable in cash without any action on the part of the Holder; or if any other Event of Default occurs, the Holder may by written notice to the Borrower declare the full unpaid principal amount of this Note, together with any interest and other amounts owing in respect hereof, to be immediately due and payable in cash, whereupon the same shall become immediately due and payable in cash; and, in any case, except for the notices specified in this sentence, Borrower waives demand, presentment, protest, notice of protest, dishonor, notice of dishonor or any other notice of any kind. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder, and the Holder shall continue to have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. Any notice specified in this paragraph by the Holder to the Borrower of the occurrence of a failure to pay or other default must be delivered as specified in Section 2.01 and must clearly specify that it is a notice of default under this paragraph

Section 1.10 Change in Control;Closing Payment. For the purposes of this Note, a “Change in Control” shall be deemed to occur upon (i) the sale, lease, license or transfer, in a single transaction or a series of transactions, of all or substantially all of the Borrower’s assets; (ii) the sale or transfer, in a single transaction or a series of transactions, of 50% or more of the presently outstanding Membership Units of the Borrower, or (iii) the issuance by the Borrower of Membership Units, whether in one or more transactions, which individually or in the aggregate results in the ownership, following such transaction or transactions, by the present stockholders of the Borrower of less than 50% of the Membership Units of the Borrower. In the event of a Change in Control, the Borrower shall pay to the Holder the outstanding principal balance under the Note and all accrued and unpaid interest hereunder, which payments shall be paid to the Holder on or before the closing of such Change in Control. Notwithstanding the foregoing, in no event shall a Change of Control result from a debt or equity financing where the purpose of such transaction is raising capital for the Borrower.

Section 1.11 Adjustments to Note; Payment Schedule. The Payment Schedule attached hereto shall reflect, at all times while any amounts are outstanding under this Note, the total principal amount outstanding under this Note and the amounts and dates of all Advances made under this Note. Adjustments to the Payment Schedule shall be made as follows:

(a) Additional Advances. To request an Advance under the terms of the Note, the Borrower shall submit shall complete, execute and submit a “Loan Advance Request Form” in substantially the form attached hereto as Exhibit A. Each such Loan Advance Request Form shall state the amount, date of the Advance, and purpose of the Advance. Within 3 days of the receipt of the properly completed Loan Advance Request Form, the Holder shall acknowledge receipt and approval/denial of the Advance request, and if approved shall fund the Advance within two business days.

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(b) The Holder shall track all loan advances, loan payments, interest accrual and other amounts that may be owing on the Note on a frequency of no less than on a monthly basis. Further, upon the Borrower’s two business days’ notice and request, the Holder shall provide the Borrower with a calculation of the outstanding balance of the amount owing under the terms of the Note, and/or a Note advance and payment history.

(c) Prepayment Adjustment. Subject to Section 1.01(i), promptly upon the Holder’s receipt of any repayment by the Borrower of principal and interest on any Advance, the Holder shall make the appropriate adjustment to the total principal amount outstanding under this Note on its books and records...

Article II.

Section 2.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address, in which case to such new address:

If to the Borrower, to:	Puradigm, LLC 111 C Street, Encinitas, CA 92024
E-mail: plawlor@puradigm.com Attention: Padraig Lawlor, Chief Operating Officer

If to the Holder:	DSS PureAir, Inc. 1400 Broadfield Blvd., Suite 100, Houston, Texas 77084 E-mail: fheuszel@dsssecure.com Attention: Frank D. Heuszel, President

Section 2.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced only in the state and federal courts sitting in Harris County (the “Harris County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris Co. Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Harris County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 2.03 WAIVER OF JURY TRIAL.

BORROWER AND HOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY WITH REGARDS TO ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE”. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER(S) AND HOLDER, AND BORROWER AND HOLDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. BORROWER AND HOLDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION HEREOF IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT (1) IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR (2) HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND (3) EACH HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 2.04 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 2.05 Assignment. This Note may not be sold, transferred or assigned by the Holder without consent of the Borrower; provided, however, that the Holder may assign the Note, Security Agreement, Securities Purchase Agreement and perfecting documents to an Affiliate without Borrower’s consent. For purposes of this Section 2.05, “Affiliate” means, with respect to any Person, any other Person who is an “affiliate” (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), and “control” for purposes of that definition shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.) of such Person. “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

Section 2.06 . The Borrower may not assign any of its obligations hereunder.

Section 2.07 Entire Agreement and Amendments. This Note, together with the Security Agreement and Purchase Agreement, represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by each of the parties hereto.

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Article III.

Section 3.01 Other Provisions.

(a)	Non-Waiver by Holder: Any previous extension of time, forbearance, failure to pursue any remedy, acceptance of late payments, or acceptance of partial payment by Holder, before or after Maturity, does not constitute a waiver by Holder of its subsequent right to strictly enforce the collection of this Note according to its terms.

(b)	No Duty or Special Relationship: Borrower acknowledges that Holder has no duty of good faith to Borrower, and acknowledges that no fiduciary, trust or other special relationship exists between Holder and Borrower.

(c)	Other Remedies Not Required: Borrower may be required to pay this Note in full without the assistance of any other party, or any collateral or security for this Note. Holder shall not be required to mitigate damages, file suit, or take any action to foreclose, proceed against or exhaust any collateral or security in order to enforce payment of this Note.

(d)	Attorney’s Fees: If Holder requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Borrower agrees to pay Holder all court costs, reasonable attorney’s fees and expenses, and other collection costs incurred by Holder. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney’s fees.

(e)	No Oral Agreements: This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties, nor are there any promises, representations or warranties with regard to the Note except as set forth herein and in the Purchase Agreement and Security Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Borrower as executed this Note as of the date first written above.

PURADIGM, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO $5,000,000 SECURED CONVERTIBLE NOTE]

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EXHIBIT A

LOAN ADVANCE REQUEST FORM

EXHIBIT B

NOTICE OF CONVERSION

`PURADIGM, LLC

$5,000,000.00 SECURED CONVERTIBLE NOTE

(To be executed by the Holder in order to convert the Note)

Original Issue Date of Note:

TO:

The undersigned hereby irrevocably elects to convert the principal amount of the above Note in whole or in part specified below into Borrower Securities of Puradigm, LLC, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal amount to be converted:	$
Please deliver the Conversion Units to the following address:

Name of Holder (as shown on Note):
Signature of Holder or authorized officer or representative of Holder:
Name:
Title: